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                                                                   EXHIBIT 10.4

                               FLOWERS FOODS, INC.

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                                 2001 EQUITY AND

                           PERFORMANCE INCENTIVE PLAN

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                               FLOWERS FOODS, INC.

                   2001 EQUITY AND PERFORMANCE INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

1.      Purpose.....................................................      1
2.      Definitions.................................................      1
3.      Stock Available Under the Plan..............................      4
4.      Eligibility.................................................      5
5.      Option Rights...............................................      5
6.      Restricted Stock............................................      7
7.      Deferred Stock..............................................      8
8.      Performance Stock and Performance Units.....................      9
9.      Awards to Nonemployee Directors.............................     10
10.     Transferability.............................................     11
11.     Adjustments.................................................     11
12.     Change in Control...........................................     12
13.     Deferrals...................................................     13
14.     Fractional Shares...........................................     13
15.     Withholding Taxes...........................................     13
16.     Foreign Employees...........................................     14
17.     Administration of the Plan..................................     14
18.     Amendments, Etc.............................................     15
19.     General Provisions..........................................     15
20.     Unfunded Plan...............................................     16
21.     Effective Date..............................................     16
22.     Governing Law...............................................     16
23.     Termination.................................................     16
24.     Exclusion from Certain Restrictions.........................     16


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                               FLOWERS FOODS, INC.

                   2001 EQUITY AND PERFORMANCE INCENTIVE PLAN

         1. PURPOSE. The purpose of the 2001 Equity and Performance Incentive Plan is to attract and retain directors, officers and other key employees for Flowers Foods, Inc., a Georgia corporation and its Subsidiaries and to strengthen the mutuality of interests between such key persons and the Company's shareholders by offering performance and equity-based incentives and rewards for superior performance.

         2.       DEFINITIONS. As used in this Plan,

                  "BOARD" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).

                  "CHANGE IN CONTROL" shall have the meaning provided in Section 12 of this Plan.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board, which shall consist of a committee of two (2) or more Nonemployee Directors appointed by the Board to exercise one or more administrative functions under the Plan.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

                  "COMPANY" means Flowers Foods, Inc., a Georgia corporation.

                  "COVERED EMPLOYEE" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

                  "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights, Performance Stock or Performance Units or a grant or sale of Restricted Stock or Deferred Stock shall become effective which date shall not be earlier than the date on which the Board takes action with respect thereto.

                  "DEFERRAL PERIOD" means the period of time during which Deferred Stock is subject to deferral limitations under Section 7 of this Plan.

                  "DEFERRED STOCK" means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock at the end of a specified Deferral Period.

                  "DIRECTOR" means a member of the Board of Directors of the Company.


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                  "DISABILITY" means disability as determined under procedures established by the Committee for purposes of this Plan.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                  "FAIR MARKET VALUE" means (i) the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), or (ii), if clause (i) does not apply, the fair market value of the Common Stock as determined by the Board. Notwithstanding the foregoing, for purposes of determining Fair Market Value for grants made during the period March 26 through April 5, 2001, the value determined according to (i) above shall be averaged for the first twenty (20) trading days commencing on the date of said grant.

                  "IMMEDIATE FAMILY" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

                  "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

                  "MANAGEMENT OBJECTIVES" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Stock or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

                  1.       cash flow;
                  2.       earnings per share;
                  3.       earnings before interest and taxes;
                  4.       earnings per share growth;
                  5.       net income;
                  6.       return on assets;
                  7.       return on assets employed;
                  8.       return on equity;
                  9.       return on invested capital;
                  10.      return on total capital;
                  11.      revenue growth;
                  12.      stock price;


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
                  13.      total return to shareholders;
                  14.      economic value added; and
                  15.      operating profit growth; or

any combination of the foregoing.

                  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

                  "NONEMPLOYEE DIRECTOR" means a Director who is not an employee of the Company or any Subsidiary.

                  "NONQUALIFIED OPTIONS" mean Option Rights that are not intended to qualify as Incentive Stock Options.

                  "OPTIONEE" means the optionee named in an agreement evidencing an outstanding Option Right.

                  "OPTION PRICE" means the purchase price payable on exercise of an Option Right.

                  "OPTION RIGHT" means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 5 or Section 9 of this Plan.

                  "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within thirty (30) days of the Date of Grant, and shall also include each Nonemployee Director who receives an award of Option Rights or Restricted Stock.

                  "PERFORMANCE PERIOD" means, in respect of Performance Stock or a Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Stock or Performance Unit are to be achieved.

                  "PERFORMANCE STOCK" means a bookkeeping entry that records the equivalent of one Common Stock awarded pursuant to Section 8 of this Plan.

                  "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

                  "PLAN" means this Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan.


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                  "RESTRICTED STOCK" means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

                  "RETIREMENT" means termination of employment on or after attainment of age 65.

                  "SPREAD" means the excess of the Fair Market Value per share on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price.

                  "SUBSIDIARY" means a corporation, company or other entity

                  (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

                  (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company. Notwithstanding the foregoing, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which, at the time, the Company owns or controls, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

         3.       STOCK AVAILABLE UNDER THE PLAN.

                  (a)      Subject to adjustment as provided in Section 3(b) and
Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Deferred Stock, (iv) in payment of Performance Stock or Performance Units that have been earned, (v) as awards to Nonemployee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 2,000,000 shares of Common Stock, plus any shares described in
Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                  (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in
Section 11 of this Plan,


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                           (i)      the aggregate number of shares of Common
         Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,000,000 shares of Common Stock;

                           (ii) no Participant shall be granted Option Rights, in the aggregate, for more than 1,000,000 shares of Common Stock during any period of three (3) consecutive years;

                           (iii) the number of shares issued as Restricted Stock, Deferred Stock or Performance Stock shall not in the aggregate exceed 1,000,000 shares of Common Stock;

                           (iv) during any period of three (3) consecutive fiscal years, the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock granted to any one Participant shall not exceed 500,000 shares of Common Stock; and

                           (v) no Nonemployee Director shall be granted Option Rights and Restricted Stock, in the aggregate, for more than 50,000 shares of Common Stock during any fiscal year of the Company.

                  (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any one (1) calendar year receive an award of Performance Stock and Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

         4. ELIGIBILITY. The Board shall have full authority and the absolute discretion to determine which Participants are to receive an award of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units, the time or times when those grants are to be made, the number of shares of Common Stock to be covered by each such grant in the case of Option Rights, Restricted Stock, Deferred Stock and Performance Stock, the status of the granted option as either an Incentive Stock Option or a Nonqualified Option in the case of an Option Right, the time or times when each Option Right is to become exercisable, the maximum term for which the Option Right is to remain outstanding and the vesting schedule (if any) applicable to the awards granted under this Plan.

         5. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in
Section 3 of this Plan.

                  (b) Each grant shall specify an Option Price per share, which may not be less than the Fair Market Value per share on the Date of Grant. To the extent required for "Incentive Stock Option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan


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

and/or any other stock option plan of the Company (within the meaning of Section 422 of the Code) shall not exceed $100,000.

                  (c) Each grant shall specify whether the Option Price shall be payable (i) in cash, by check or other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least six (6) months (or other consideration authorized pursuant to Section 5(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

                  (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Stock, Performance Stock (based, in each case, on the Fair Market Value per share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the shares of Common Stock received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares of Performance Stock, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

                  (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

                  (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or in the event of Retirement, Disability or death of the Participant.

                  (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

                  (j) Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Options, or (iii) combinations of the foregoing.

                  (k) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee


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on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

                  (l)      No Option Right shall be exercisable more than ten
(10) years from the Date of Grant.

                  (m) An Optionee may exercise an Option Right in whole or in part at any time and from time to time during the period within which an Option Right may be exercised and for such number of shares of Common Stock as shall be determined by the Board and set forth in the agreements evidencing the grant of such Option Right. To exercise an Option Right, an Optionee shall give written notice to the Company specifying the number of shares of Common Stock to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

                  (n) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

         6. RESTRICTED STOCK. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each grant or sale of Restricted Stock may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Fair Market Value per share at the Date of Grant.

                  (c) Each such grant or sale shall provide that the Restricted Stock covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than three (3) years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, or in the event of Retirement, Disability or death of the Participant. If the Board conditions the nonforfeitability of Restricted Stock upon service alone, such vesting may not occur before three (3) years from the Date of Grant of such Restricted Stock, and if the Board conditions the nonforfeitability of Restricted Stock on Management Objectives, such nonforfeitability may not occur before one (1) year from the Date of Grant of such Restricted Stock.

                  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).


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

                  (e) Any grant of Restricted Stock may specify that termination or early termination of the restrictions applicable to such shares may occur (i) upon achievement of Management Objectives or (ii) upon the expiration of a stated period of time, with or without the payment of additional consideration by the participant at said time. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

                  (f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award.

                  (g) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock.

         7. DEFERRED STOCK. The Board may also authorize the granting or sale of Deferred Stock to Participants. Each grant or sale of Deferred Stock may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share at the Date of Grant.

                  (c) Each such grant or sale shall be subject to a Deferral Period of not less than one (1) year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control, or in the event of Retirement, Disability or death of the Participant. If the Board conditions the nonforfeitability of shares of Deferred Stock upon service alone, such vesting may not occur before three (3) years from the Date of Grant of such shares of Deferred Stock, and if the Board conditions the nonforfeitability of shares of Deferred Stock on Management Objectives, such nonforfeitability may not occur before one (1) year from the Date of Grant of such shares of Deferred Stock.


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

                  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Stock and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares of Deferred Stock on either a current or deferred or contingent basis, either in cash or in additional Common Stock.

                  (e) Each grant or sale of Deferred Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

         8. PERFORMANCE STOCK AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Stock and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than one (1) year, commencing with the Date of Grant as shall be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of a Change in Control or in the event of Retirement, Disability or death of the Participant.

                  (c) Any grant of Performance Stock or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Performance Stock or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Stock or Performance Units shall specify that, before the Performance Stock or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

                  (d) Each grant shall specify the time and manner of payment of shares of Performance Stock or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                  (e) Any grant of Performance Stock may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of


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

Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

                  (f) The Board may, at or after the Date of Grant of Performance Stock, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (g) Each grant of Performance Stock or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such shares of Performance Stock or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

         9. AWARDS TO NONEMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Option Rights and may also authorize the grant or sale of Restricted Stock to Nonemployee Directors.

                  (a)      Each grant of Option Rights awarded pursuant to this
Section 9 shall be upon terms and conditions consistent with Section 5 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each grant shall specify an Option Price per share, which shall not be less than the Fair Market Value per share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than ten (10) years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:

                           (i) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

                           (ii)     Each such Option Right shall become
         exercisable six (6) months after the Date of Grant. Such grant may provide for the earlier exercise of such Option Rights in the event of a Change in Control or in the event of Retirement, Disability or death of the Nonemployee Director.

                           (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of Retirement, Disability, or death, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date of such termination until the date that is one
         (1) year after the date of such termination, but in no event after the expiration date of such Option Rights.

                           (iv) In the event of the Retirement, Disability, or death of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one (1) year after such Retirement Disability, death, or, but in no event after the expiration date of the term of such Option Rights.

                           (v) If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights


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

         held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

                           (vi)     Option Rights may be exercised by a
         Nonemployee Director only upon payment to the Company in full of the Option Price of the shares of Common Stock to be delivered. Such payment shall be made in cash or in shares of Common Stock then owned by the Optionee for at least six (6) months, or in a combination of cash and such shares of Common Stock.

                  (b) Each grant or sale of Restricted Stock pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.

         10. TRANSFERABILITY(a). Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions on transfer.

                  (c) Notwithstanding the provisions of Section 10(a), Option Rights (other than Incentive Stock Options) shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

         11. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

         12. CHANGE IN CONTROL. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a "CHANGE IN CONTROL" shall mean the occurrence during the term of any of the following events, subject to the provisions of Section 12(f) hereof:

                  (a) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction; or

                  (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions; or

                  (c) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the Effective Date of this Plan) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary; (x) any employee benefit plan of the Company or any Subsidiary; or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a "hostile acquisition;" or (z) any person or group of which the Company is an affiliate; or

                  (d) a majority of the members of the Board are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board who (x) was a member of the Board on the Effective Date of this Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                  (e) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Subsections (a), (b), (c) or (d) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this

Section 12, if the provisions of awards which provide for earlier exercise or earlier lapse of restrictions or conditions upon a Change in Control shall thereupon become immediately operative.

                  (f) Notwithstanding the foregoing provisions of this Section (12):

                           (i)      If any such merger, consolidation,
         reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section (12)(e) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Participant, nullify the effect thereof and reinstate the award as previously in effect, but without prejudice to any action that may have been taken prior to such nullification.

                           (ii) Unless otherwise determined in a specific case by the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section (12)(c) solely because (X) the Company, (Y) a Subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

         13. DEFERRALS. In accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at or after the time of grant to defer receipt of payment or settlement of some or all of an award to one or more dates elected by the Participant, subsequent to the date on which such award is payable or otherwise to be settled, or (ii) may require at or after the time of grant that the portion of an award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, shares of Common Stock or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferred amounts.

         14. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

         15. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Shares of Common Stock or benefits shall not be withheld in excess of the minimum number required for such tax withholding. The Company and a Participant or such other person may also make arrangements with respect to the payment in cash of any taxes with respect to which withholding is not required.

         16. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

         17.      ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Committee (or subcommittee thereof). A majority of the Committee (or subcommittee) shall constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to the Committee or subcommittee.

                  (b) The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make awards under Section 8 which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 18. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

                  (c) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. The Board shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company. Each member of the Board, each individual to whom the Board delegates authority hereunder, each individual designated by the Board to administer the Plan and each other person acting at the direction of or on behalf of the Board shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Board or the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

         18.      AMENDMENTS, ETC.

                  (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

                  (b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. This Section 18(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

         19.      GENERAL PROVISIONS.

                  (a) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                  (b) In case of termination of employment by reason of Retirement, Disability, or death, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Stock as to which the Deferral Period has not been completed, or any Performance Stock or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Stock or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

                  (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  (d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

                  (e) Payments received by a Participant under any award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Board.

         20. UNFUNDED PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trust or other arrangements to meet the obligations created under the Plan to deliver stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected Participant the existence of such trust or other arrangement must be consistent with the "unfunded" status of the Plan for federal income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974.

         21. EFFECTIVE DATE. This Plan shall be effective when adopted by the Board (the "EFFECTIVE DATE"); provided, however, that the effectiveness of this Plan, the exercisability of Option Rights under this Plan is conditioned on its approval by the shareholders of the Company at a meeting duly held in accordance with Georgia law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period. Subject to such limitation, the Board may grant Option Rights under the Plan at any time after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

         22. GOVERNING LAW. The Plan and all grants and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to the principles of conflict of laws.

         23. TERMINATION. No grant shall be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

         24. EXCLUSION FROM CERTAIN RESTRICTIONS. Notwithstanding anything in this Plan to the contrary, not more than three percent (3%) of the shares of Common Stock in the aggregate available under this Plan may be subject to awards as follows:

                  (a) in the case of grants of Restricted Stock, which do not meet the requirements of the last sentence of Section 6(c) or to which the Board may accelerate or waive any restrictions imposed under Section 6(c);

                  (b) in the case of grants of Deferred Stock, which do not meet the requirements of the last sentence of Section 7(c); or

                  (c) in the case of Performance Stock and Performance Units, which do not meet the requirements of Section 8(b).